Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	March 1, 2008 - March 31, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

30 April 2008
Signature of Authorized Individual* (on behalf of Sea Containers Ltd)	Date

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

30 April 2008
Signature of Authorized Individual* (on behalf of Sea Container Services Limited)	Date

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

** As agreed with the US Trustee office, MORs will be filed the 30th after each Month

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al
MONTHLY OPERATING REPORT, MARCH 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”). Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, and March 31, 2008. The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code. An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed. Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations. In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court. However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations. While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance. Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor. (1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1) No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12 months.

In Re: Sea Containers Limited	Cash No:	06-1156 (KJC)
Reporting Dates: March 1 - March 31, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C N/A	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	41,958	42,142	36,145,557	67,456	406,755	(184)	0	3,291	35,334	9,875	3,332	497,501	37,253,017

Receipts
Insurance claim													0
Inter company receivable													0
Chassis Rental													0
Sale of ships									899,888				899,888
Foreign Exchange Revaluation	(630)			5,022	(2,800)			237					1,829
Interest Income	191		58,958	330	1,166		241	10					60,896
Sweep from SCS					(417,623)								(417,623)
Intra company sweep	(2,180)	322,021	(7,940,000)		292,573	187,827	399,759		6,740,000				0
Income received from Ge Seaco									243,278				243,278
Container Rental				2,389									2,389
Total Receipts	(2,619)	322,021	(7,881,042)	7,741	(126,684)	187,827	400,000	247	7,883,166	0	0	0	790,657

Disbursements
Net Payroll		9,000											9,000
Loan interest		21,528							746,589				768,117
Sales Use & Other Taxes													0
Inventory Purchases													0
Secured/Rental/Leases													0
Insurance													0
S, G & A costs	225	305,717		130	39	184,362			6,655,308	10	409		7,146,200
Selling													0
Other (Attach List)													0
Contra													0
Sweep to SCS													0
Transfers (To DIP Accts)													0
Intra company sweep													0
Professional Fees													0
U.S. Trustee Quarterly Fees													0
SC Treasury funding													0
Court Costs													0
Total Disbursements	225	336,245	0	130	39	184,362	0	0	7,401,897	10	409	0	7,923,317

Net Cash Flow (Receipts Less Disbursements)	(2,844)	(14,224)	(7,881,042)	7,611	(126,723)	3,465	400,000	247	481,269	(10)	(409)	0	(7,132,660)

Cash End of Month	39,114	27,918	28,264,515	75,067	280,032	3,281	400,000	3,538	516,603	9,865	2,923	497,501	30,120,357

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)

Total Disbursements	7,923,317
Less: Transfers to Debtor In Possession Accounts	0
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	7,923,317

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)
Reporting Dates: March 1 to March 31, 2008

Schedule of Cash Receipts and Disbursements in $USD
(Conversion rate: £ = $1.99)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	0	(31,826)	0	50,000	18,174

Receipts
Foreign exchange					0
Accounts Receivable					0
Interest receivable					0
Depoit repaid					0
Funding From SCL		417,623			417,623
Inter company settlement		224,510			224,510
Tax refund					0
Total Receipts	0	642,133	0	0	642,133

Disbursements
Net Payroll		600,833			600,833
Payroll Taxes					0
Other taxes					0
Rates		(539,803)			(539,803)
Secured/Rental/Leases					0
Pension		25,118			25,118
Administrative		549,049			549,049
Selling					0
Rent					0
Lease settlement					0
Owner Draw *					0
Transfers (To DIP Accts)					0
Sweep to SCL					0
Professional Fees					0
U.S. Trustee Quarterly Fees					0
Court Costs					0
Total Disbursements	0	635,196	0	0	635,196

Net Cash Flow (Receipts Less Disbursements)	0	6,937	0	0	6,937

Cash End of Month	0	(24,889)	0	50,000	25,111

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	635,196
Less: Transfers To Debtor In Possession Accounts	0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	635,196

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	25,111
Petty Cash	6,905
Balance per Sea Containers Services Financials March 31, 2008	32,017

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$30,120,357	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.119 million	(8)	343,870	1,955,441
Due from related parties	(4)	739,774	13,481,857
Prepaid expenses and other current assets		776,719	1,718,439
Total current assets		31,980,720	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	143,558,856	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	214,837,980	197,742,498
Other assets	(7)	3,167,656	3,424,161
Total assets	(1)	$393,545,212	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at March 31, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $509,851,467. This represents a gross intercompany receivable of $1,714,302,957 and a gross intercompany payable of $1,204,451,490. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged,  that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008. The balance at March 31, 2008 was $739,774, which represents the stipulated balance of $665,851 and transactions between SCL and GE SeaCo of $73,923.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the historic audited carrying value of SCL’s investment in GE SeaCo together with GE SeaCo’s financial performance for the year ended December 31, 2007, (as to which certain adjustments have been made, as described below) and estimated results for Quarter 1, 2008.

As at March 31, 2008, and as previously reported GE SeaCo had asserted claims against Sea Containers SPC Ltd and SCL in the amount of approximately $14m plus interest of $6m and costs.  The asserted claim was in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages certain of the company’s containers, subject to the EMA.  At March 31, 2008 GE SeaCo had withheld approximately $20m that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA against the full amount that it had claimed to be due to GE SeaCo.  GE SeaCo has also reserved its rights to claim directly against SCL. SCL has not accepted the claim and the matter has gone to arbitration. The 2007 results, as reported by GE SeaCo has, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, SCL’s share of the GE SeaCo pre tax adjusted revenue would have increased by $5.2m and SCL would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

GE SeaCo has also made other claims against SCL and its subsidiaries, which have also gone to arbitration. Neither GE SeaCo nor SCL have recognised the potential impact of these claims.

On April 25, 2008 SCL and General Electric Capital Corporation (“GECC”) entered into a framework agreement to resolve all the claims between the parties and GE SeaCo including those noted in the two preceding paragraphs.  This agreement will be filed shortly with the Bankruptcy Court for approval. The proposed settlement has not been reflected in the accounts of SCL or its subsidiaries as it is still subject to documentation and court approval.

(7) $2,216,146 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at March 31, 2008. The loan notes will be amortised up to maturity (between March 2009 and June 2012) at a monthly rate of some $47,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

Of the remaining Other Assets balance, $951,510 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company has recently completed a full bad debt review. Prior to this review it was the Company’s policy to fully provide against all trade receivables. The Company now only provides a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$10,479,841	$3,372,476
Accrued expenses	(14)	76,355,062	22,843,429
Current portion of long-term debt	(12), (14)	175,165,557	25,926,107
Current portion of senior notes	(14)	385,520,806	384,938,936

Total current liabilities		647,521,266	437,080,948

Total shareholders’ equity	(11)	(253,976,054)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10), (13)	$393,545,212	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd has withdrawn its appeal against the Financial Support Direction (FSD).  Sea Containers Ltd considers that the settlement will adequately address any FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes, which was undrawn as at March 31, 2008, for the duration of the Chapter 11 case.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted, therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $67,852,837 and the total accrual within this MOR for interest on the current portion on long term debt is $4,895,347. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	March 31, 2008	to March 31, 2008

Revenue	(16)	$(4,163,767)	$27,716,729

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(19)	(1,391,315)	(54,190,662)
Professional fees	(18)	(4,454,919)	(42,664,566)
Charges against intercompany accounts	(17)	(446,180)	160,108,209
Impairment of investment in subsidiary companies	(17)	—	(109,774,138)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(6,292,414)	(57,113,483)

Loss on sale of assets		—	(1,911,437)

Operating loss		(10,456,181)	(31,308,191)

Other income (expense)
Investment income		475,181	9,016,783
Foreign exchange gains/(losses)		19,861	(332,628)
Interest expense, net of capitalized interest		(2,286,597)	(68,300,414)

Loss before taxes		(12,247,736)	(90,924,450)

Income tax expense		(181,900)	(7,764,714)

Loss after taxes	(13)	$(12,429,636)	$(98,689,164)

(15) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(16) Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo totals a negative $3,744,167 for the month which is SCL’s share of GE SeaCo’s estimated results for Quarter 1, 2008 less budgeted results already booked in January and February 2008. Revenue also includes negative income of $419,600 for SCL’s share of the joint venture pool fleet with for the month which is an estimate of the Quarter 1, 2008 results less budgeted results already booked in January and February 2008.  The negative revenue arises because GE SeaCo has recorded two exceptional transactions which has reduced their earnings in the first quarter 2008.  The first was to make restructuring provisions of $3.3m.  The second was to reduce earnings by $9.3m to reflect US GAAP accounting for marked-to-market adjustments for non-effective swaps following the recent reduction in US interest rates.

(17) Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to an increase in the net receivable balance due from group companies in the month, which have been written back in accordance with note 3. The main variances are due to foreign exchange movements, cash repatriations and group loan interest received.

(18)  As at March 31, 2008 professional fees totalling $42,664,566 have been expensed. During the month $4,454,919 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period January 1 to March 31, 2008 is under review.

In December 2007, a decision reached by an arbitrator regarding litigation between Sea Containers Ltd and General Electric, awarded reimbursement of costs to the benefit of Sea Containers Ltd. Once the costs have been assessed and received they will be credited against professional fees in the Statement of Operations.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(19) Selling, general and administrative expenses, for March 2008, includes a recharge of costs via a management fee from Sea Containers Services Limited of $1,195,000.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$32,017	$274,533
Trade receivables		2,344	419,162
Due from related parties (GE SeaCo)	(3)	25,164	4,805,049
Prepaid expenses and other current assets		1,388,682	14,242,003
Total current assets		1,448,207	19,740,747

Fixed assets, net		20,362	3,410,461

Investments		2,677,370	2,515,920
Intercompany receivables	(2)	30,904,413	29,746,215
Other assets		0	14,975
Total assets	(1)	$35,050,352	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $30,904,413. This represents gross intercompany receivables of $113,140,968 and gross intercompany payables of $82,236,555. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged,  that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $25,164 in respect of Q1 2008 S,G&A services provided to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$900,732	$1,198,421
Accrued expenses		1,036,689	5,736,956
Current portion of long-term debt		1,513,795	1,807,527
Total current liabilities		3,451,215	8,742,904

Total shareholders’ equity		31,599,136	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$35,050,352	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(5) On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd has withdrawn its appeal against the Financial Support Direction (FSD).  Sea Containers Ltd considers that the settlement will adequately address any FSD and that the current legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, will be seeking approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval. The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties including GE and GE SeaCo have filed proofs of claims in the bankruptcy cases. The Debtors currently are in the process of evaluating these proofs of claim and the claims asserted therein, including GE SeaCo’s EMA-related claim discussed above. The MOR does not reflect any analysis of, nor does it incorporate, such proofs of claim or the claims asserted therein.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	March 31, 2008	to March 31, 2008

Revenue		$1,204,983	$46,545,460

Costs and expenses:
Selling, general and administrative expenses		(709,927)	(34,133,985)
Professional fees	(8)	(403,088)	(27,120,434)
Depreciation & amortization		(2,428)	(3,364,773)
Total costs and expenses		(1,115,443)	(64,619,192)

Gains on sale of assets		995	32,136

Operating income/(loss)		90,535	(18,041,595)

Other income (expense)
Interest income		34,678	44,640
Foreign exchange gains or (losses)		—	(169,391)
Interest expense, net of capitalized interest		(15,168)	(297,645)

Income/(loss) before taxes		110,045	(18,463,991)

Income tax credit	(9)	—	2,514,974
Net income/(loss)	(7)	$110,045	$(15,949,017)

(7) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 30, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate March 31, 2008, February 29, 2008 and October 15, 2006 were $1.99, $1.99 and $1.87 respectively.

(8)  As at March 31, 2008 professional fees totalling $27,120,434 have been expensed. During the month $403,088 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period January 1 to March 31, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(9)  The income tax credit for the period October 16, 2006 to March 31, 2008 consists of current tax credit of $2,514,974.

As part of a review of the allocation of professional fees, the carrying value of the estimated current tax credit in the statement of operations is under review.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—

Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		March 31,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses		—	—
Current portion of long-term debt		—	—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of March 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	March 31	February 29
	2008	2008	Movement
	$	$	$
Receivable

SC British Isles	122,608,120	122,608,186	(66)
Fairways and Swinford	125,354	124,094	1,260
SC Services	78,037,743	78,211,346	(173,603)
GNER Holdings	1,696,454	1,679,403	17,051
SC America Inc	8,586,280	8,441,463	144,817
SPC	100,741,308	100,742,055	(747)
SC Brasilia	10,554,575	10,554,575	0
SC Australia	160,307	160,307	0
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Hyde Park Containers	7,087	6,971	116
Melbourne Park containers	5,789	5,897	(108)
IRS NZ	3,690	3,690	0
Cooltainers	25	25	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
West Australia Line	1,222,855	1,222,855	0
Seacat Limited	428,245	414,365	13,880
SC Ropax	3,286,127	3,286,127	0
Fast Ferries Ltd	6,754,996	6,721,748	33,248
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	26,259,964	26,259,964	0
CMCI	2,615,747	2,615,747	0
Brasiluvas Agricola	3,443,153	3,425,863	17,290
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
Ferry & Port Holdings	1,010,286,538	1,008,160,320	2,126,218
SC Ferries	18,500	18,314	186
SeaCat 2	16,767,463	16,829,243	(61,780)
SeaCat 4	16,152,868	16,152,868	0
Expressnavigation	0	145,908	(145,908)
SC Mauritius	39,229	39,229	0
Freight containers India	18	18	0
Super SeaCat 1	20,435,204	20,435,204	0
Super SeaCat 2	25,593,467	25,593,467	0
Super SeaCat 3	8,714,312	8,714,312	0
Super SeaCat 4	13,090,509	13,090,509	0
SeaCat Ltd	17,200,321	17,200,321	0
SC Finland (Ex Silja Holdings)	76,404,529	76,402,071	2,458
SeaCat 6	8,394,947	8,569,966	(175,019)
SeaCat 7	11,698,925	11,774,337	(75,412)
SC Finnjet	15,646,991	15,646,991	0
SC Treasury	16,254,165	16,239,632	14,533
SC Estonia	396,831	396,831	0
	1,714,302,957	1,712,564,543	1,738,414

	March 31	February 29
	2008	2008	Movement
	$	$	$
Payable

Illustrated London News	(19,872,803)	(19,874,052)	1,249
Quota Holdings	(12,000)	0	(12,000)
Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
SC Chartering	(58)	(58)	0
Yorkshire Marine Containers	(12,403,274)	(12,403,378)	104
SC Iberia	(6,714,986)	(6,485,975)	(229,011)
IRS pte	(10,752)	(11,186)	434
SC UK	(1,013,074,116)	(1,013,076,132)	2,016
Burginhall 818	(39,802)	(39,802)	0
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
SeaCo Parts Inc	(45,451)	(45,451)	0
Marine Container Insurance	(12,541,553)	(12,553,610)	12,057
Societe Bananiere De Motobe	(808,713)	(808,713)	0
SC Holdings	(18,146,938)	(18,146,974)	36
SC Ports & Ferries	(80,676,352)	(80,676,352)	0
Liverpool Dublin	(42)	(42)	0
Hoverspeed GB	(3,164,072)	(3,164,072)	0
SC Finland Services	(22,775,072)	(21,941,796)	(833,276)
SC Finance Ireland	(6,391,396)	(6,157,553)	(233,843)
	(1,204,451,490)	(1,203,159,256)	(1,292,234)

Net	509,851,467	509,405,287	446,180

Sea Container Services Limited

Intercompany Balances

	USD 1.99	USD 1.99
	March 31	Feb 29		Movement
	2008	2008	Movement	USD 1.99
	£	£	£ @	$
Receivable

SC British Isles	23,727,556	23,727,556	0	0
Ferry & Port Holdings (incl ILN)	332,973	278,850	54,123	107,705
GNER	0	130,380	(130,380)	(259,456)
GNER Holdings	13,762	12,262	1,500	2,985
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,150,072	5,110,867	39,205	78,018
SC Maritime	1,114,664	1,114,664	—	—
PCML	7,672	7,672	—	—
Periandros	486,615	483,281	3,334	6,635
Newhaven Marina	192,714	192,714	—	—
SC House Management	38,914	151,733	(112,819)	(224,510)
SC America Inc	29,112	29,112	—	—
SC Railway Services	87,074	75,189	11,885	23,651
Superseacat Italia	92,707	92,707	—	—

	56,854,758	56,987,910	(133,152)	(264,972)

Payable

SCL	(39,216,846)	(39,419,957)	203,111	404,191
GNER	(1,632)	0	(1,632)	(3,248)
SC Property Services	(1,645,455)	(1,645,573)	118	235
Fairways & Swinford	(112,821)	(112,821)	—	—
SC Treasury	(35,795)	(1,974)	(33,821)	(67,304)
SC Finland	(312,353)	(312,353)	—	—

	(41,324,902)	(41,492,678)	167,776	333,874

	15,529,856	15,495,232	34,624	68,902

	$	$
Receivable	113,140,968	113,405,941

Payable	(82,236,555)	(82,570,429)

	30,904,413	30,835,512

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	March 31, 2008

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	1,443,420

Add Amounts billed during the period	185,038

Less Amounts collected during the period	(164,754)

Other movements (Sundry w/offs)	(815)

Total accounts receivable at the end of the reporting period	1,462,889

Accounts Receivable Ageing

0 - 30	days old	8,819

31 - 60	days old	8,437

61 - 90	days old	46,857

91 +	days old	1,398,776

Total accounts receivable		1,462,889

Amounts considered uncollectible (net)		(1,119,019)

Accounts receivable net		343,870

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	March 31, 2008

Accounts Receivable Reconciliation and Ageing

$

Total accounts receivable at the beginning of the reporting period	1,562

Add Amounts billed during the period	782

Less Amounts collected during the period	0

Other movements - foreign exchange

Total accounts receivable at the end of the reporting period	2,344

Accounts Receivable Ageing

0 - 30	days old	1,562

31 - 60	days old	782

61 - 90	days old	0

91 +	days old	0

Total accounts receivable		2,344

Amounts considered uncollectible (net)		0

Accounts receivable net		2,344

Sea Containers Ltd

Post Petition Aged Creditors listing

As at March 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	186,668	28,630	—	2,834	218,132

Professional fees	9,109,743	968,857	—	153,490	10,232,090

	9,296,411	997,487	—	156,324	10,450,222

Professional fees are made up as follows:

AP Services	396,988	—	—	—	396,988
Appleby	80,295	—	—	—	80,295
Bingham McCutchen	675,846	—	—	—	675,846
Carter Ledyard and Milburn	249,256	—	—	—	249,256
Conyers Dill and Pearman	3,166	—	—	—	3,166
Houlihan Lokey Howard	2,036,709	—	—	—	2,036,709
Kirkland and Ellis	3,206,510	774,388	—	—	3,980,898
Kroll	900,931	—	—	—	900,931
Morris Nichols	33,738	—	—	—	33,738
Pepper Hamilton	6,427	6,598	—	—	13,025
Pricewaterhouse Coopers	751,165	—	—	—	751,165
Pricewaterhouse Coopers - Legal	25,243	—	—	—	25,243
Reed Smith Richards Butler	45,617	32,970	—	—	78,587
Sidley Austin	—	—	—	153,490	153,490
Warren H Smith and Assoc	44,188	—	—	—	44,188
Willkie Farr & Gallagher	553,309	154,901	—	—	708,210
Young Conaway	100,355	—	—	—	100,355

	9,109,743	968,857	—	153,490	10,232,090

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at March 31, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	511,844	12,304	8	24,495	548,651

Professional fees	—	—	—	—	—

	511,844	12,304	8	24,495	548,651

Professional fees are made up as follows:

	—	—	—	—	0

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1.Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2.Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3.Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4.Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X